Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated November 17, 2025

Pricing Supplement No. [ ] dated [ ], 2025

(To WFS Product Supplement No. 7 dated October 20, 2025,

Prospectus Supplement dated February 14, 2025

and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Commodity ETF Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

■  Linked to the iShares® Bitcoin Trust ETF (the “underlier”)

■  Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount to be paid at maturity, will depend, in each case, on the performance of the underlier

■ Automatic Call.  If the fund closing price of the underlier on the call date is greater than or equal to the starting price, the securities will be automatically called for the face amount plus a call premium of at least 27.75% of the face amount (to be determined on the pricing date)

■ Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the underlier from the starting price to the ending price. The maturity payment amount will reflect the following terms:

■  If the price of the underlier increases, you will receive the face amount plus a positive return equal to 150% of the percentage increase in the price of the underlier from the starting price

■  If the price of the underlier remains flat or decreases, but the decrease is not more than the threshold amount of 25%, you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the price of the underlier from the starting price to the ending price (e.g., if the underlier return is -5%, your return will be +5%), which will effectively be capped at a positive return of 25%

■  If the price of the underlier decreases by more than the threshold amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the underlier

■  Investors may lose up to 100% of the face amount

■  If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the fund closing price of the underlier on the call date significantly exceeds the starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the underlier at the upside participation rate.

■  Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the underlier seeks to reflect generally the performance of the price of bitcoin and therefore the securities involve significant risks in investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so.

■ By purchasing the securities, you are deemed to represent to Goldman Sachs that you are not subject to the laws of any non-U.S. jurisdiction prohibiting the purchase or ownership of securities of this type.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■  No periodic interest payments

■  No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-9.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-9.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	up to $23.25	$976.75
Total

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-28.

(2) In addition to the 2.325%, GS&Co. may pay to selected securities dealers a fee of up to 0.20% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measure:	iShares® Bitcoin Trust ETF (the “underlier”).
Pricing Date*:	November 24, 2025.
Original Issue Date*:	November 28, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the maturity payment amount.

Automatic Call:

If the fund closing price of the underlier on the call date is greater than or equal to the starting price, the securities will be automatically called, and on the call settlement date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to $1,000 plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the fund closing price of the underlier on the call date significantly exceeds the starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the underlier at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Maturity Payment Amount:

If the securities are not automatically called on the call date, on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending price is greater than the starting price: $1,000 plus:

$1,000 × underlier return × upside participation rate;

• if the ending price is less than or equal to the starting price but greater than or equal to the threshold price:

$1,000 + ($1,000 × absolute value of the underlier return); or

• if the ending price is less than the threshold price:

 $1,000 + ($1,000 × underlier return)

If the securities are not automatically called and the ending price is less than the threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the underlier and will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Starting Price:	, the fund closing price of the underlier on the pricing date.
Fund Closing Price:

The fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” will be the fund closing price of the underlier on the calculation day.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Upside Participation Rate:	150.00%.
Underlier Return:	The “underlier return” is the percentage change from the starting price to the ending price, measured as follows: ending price – starting price starting price
Call Date*:	November 30, 2026, subject to postponement.
Call Premium:	At least 27.75% of the face amount (at least $277.50 per security) (to be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Calculation Day*:	November 24, 2027, subject to postponement.
Stated Maturity Date*:	November 30, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Threshold Price:	75% of the starting price.
Threshold Amount:	25%.
Market Disruption Events and Postponement Provisions:

The call date and the calculation day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date and the stated maturity date will be postponed if the call date or the calculation day, as applicable, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement or early acceleration as described under “—Acceleration Upon a Liquidation Event” below. For purposes of the accompanying product supplement, the call date is a “calculation day” and the call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Acceleration Upon a Liquidation Event:

Notwithstanding anything to the contrary under “General Terms of the Securities — Anti-dilution Adjustments Relating to a Fund; Alternate Calculation — Liquidation Events” in the accompanying product supplement, if, upon the occurrence of a liquidation event (as defined in the accompanying product supplement), the calculation agent determines that no successor fund (as defined in the accompanying product supplement) is available, the company may, at its option, accelerate the payment on the securities. If the company chooses to exercise this right, (i) it will deliver an acceleration notice to the holder of this security and the trustee at least five business days prior to the date of acceleration, (ii) on the date on which the company delivers the acceleration notice, the calculation agent will determine the amount due and payable per security upon early acceleration in good faith and in a commercially reasonable manner and (iii) that amount will be payable on the date specified in the acceleration notice, unless such date is not a business day, in which case the amount will be payable on the following business day, and the maturity date will be accelerated to such day.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058W3Y0

____________________

* To the extent that we make any change to the expected pricing date or expected original issue date, the call date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 7 dated October 20, 2025, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 7 dated October 20, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525243372/wfs_productsupp_7_2025_s.htm

• Prospectus Supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

• Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

For the avoidance of doubt, for purposes of this pricing supplement and the accompanying product supplement, references to “investment advisor” shall mean, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to the underlier as then in effect.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
seek the potential for a fixed return if the underlier has appreciated at all as of the call date in lieu of 150% leveraged participation in any potential appreciation of the underlier;
▪
if the securities are not automatically called prior to maturity, seek exposure to any upside performance of the underlier by participating 150% in the percentage increase, if any, in the price of the underlier from the starting price to the ending price;
▪
understand that, if the securities are not automatically called prior to maturity, any positive return based on the decrease in the price of the underlier from the starting price to the ending price will be limited to 25%, and that any decrease in the price of the underlier from the starting price to the ending price of more than 25% will result in a loss, rather than a positive return, on the securities;
▪
are willing to accept the risk that, if the securities are not automatically called and the ending price is less than the starting price by more than the threshold amount, they will lose more than 25%, and possibly all, of the face amount per security at maturity;
▪
understand that the term of the securities may be reduced;
▪
are willing to forgo interest payments on the securities and any distributions on the shares of the underlier; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
seek certainty of receiving a positive return on their investment;
▪
require full payment of the face amount of the securities at stated maturity;
▪
believe that the fund closing price of the underlier will be less than the starting price on the call date and less than the threshold price on the calculation day;
▪
seek a security with a fixed term;
▪
are unwilling to accept the risk that the ending price of the underlier may decrease from the starting price by more than the threshold amount, in which case, they will lose more than 25%, and possibly all, of the face amount at maturity;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the underlier;
▪
seek exposure to the underlier but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underlier generally, or to the exposure to the underlier that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlier, please see the section titled “The iShares® Bitcoin Trust ETF” below.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will be determined based on the fund closing price of the underlier on the call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Risk Factors” in the accompanying WFS product supplement no. 7. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying WFS product supplement no. 7. Your securities are a riskier investment than ordinary debt securities. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of the underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Call Premium You Will Receive on the Call Settlement Date If Your Securities Are Automatically Called and the Amount You Will Receive on the Stated Maturity Date If Your Securities Are Not Automatically Called is Not Linked to the Fund Closing Price of the Underlier at Any Time Other Than on the Call Date or the Calculation Day, as the Case May Be.

Your securities will not be automatically called, and you will not receive the call premium on the call settlement date, unless the fund closing price of the underlier on the call date is greater than or equal to the starting price. Therefore, the fund closing price of the underlier on dates other than the call date will have no effect on whether your securities are automatically called. In addition, if your securities are not automatically called, the maturity payment amount you will receive on the stated maturity date will be based on the fund closing price of the underlier on the calculation day. Therefore, if the fund closing price of the underlier dropped precipitously on the calculation day, the maturity payment amount for your securities may be significantly less than it would have been had the maturity payment amount been linked to the fund closing price of the underlier prior to such drop in the price of the underlier. Although the actual closing price of the underlier on the call settlement date, the stated maturity date or at other times during the life of your securities may be higher than the fund closing price of the underlier on the call date or the calculation day, you will not benefit from the fund closing prices of the underlier at any time other than on the call date or the calculation day.

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of the underlier as measured from the starting price set on the pricing date to the fund closing price on the calculation day. If the ending price is less than the threshold price, you will have full downside exposure to the decrease in the price of the underlier from the starting price, and you will lose 1% of the face amount of your securities for every 1% that the ending price is less than the starting price. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Level of the Underlier.

If the ending price is less than the threshold price, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending price to the threshold price will not result in a loss of principal on the securities and instead will result in a positive return equal to the absolute value of the underlier return, a decrease in the ending price to less than the threshold price will result in a loss of a significant portion of the face amount of the securities despite only a small change in the price of the underlier.

The Amount You Will Receive on the Call Settlement Date Will Be Capped Due to the Call Premium.

Regardless of the fund closing price of the underlier on the call date, the amount in cash you may receive on the call settlement date is capped. Even if the fund closing price of the underlier on the call date exceeds the starting price, causing the securities to be automatically called, the amount in cash payable on the call settlement date will be capped, and you will not benefit from any increase in the fund closing price of the underlier above the starting price on the call date. If your

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

securities are automatically called on the call date, the maximum payment you will receive for each $1,000 face amount of your securities will be at least $1,277.50.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on the call settlement date if the fund closing price of the underlier on the call date is greater than or equal to the starting price. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the maturity payment amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

We May Accelerate Your Securities at Our Option If a Liquidation Event Occurs and There Is No Successor Fund.

If a liquidation event occurs and the calculation agent determines that no successor fund is available, we will be permitted to accelerate the payment on your securities at our option and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If we accelerate the payment on your securities at our option, your investment may result in a loss and you may not be able to reinvest your money at a comparable return for a similar level of risk. For more information, see “Terms of the Securities — Acceleration Upon a Liquidation Event” in this pricing supplement.

The Return on Your Securities Will Not Reflect Any Distributions Paid on the Underlier.

The return on your securities will not reflect the return you would realize if you actually owned the underlier and received the distributions paid on the shares of the underlier. You will not receive any distributions that may be paid on the shares of the underlier. See “ — You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlier” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlier.

Investing in your securities will not make you a holder of any shares of the underlier. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlier, including any voting rights, any rights to receive any distributions, any rights to make a claim against the underlier or any other rights of a holder of the underlier. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underlier.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the price of the underlier;
●
the volatility — i.e., the frequency and magnitude of changes — in the price of the underlier;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally or the underlier in particular, and which may affect the price of the underlier;
●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future prices of the underlier based on its historical fluctuations. The actual prices of the underlier over the life of the securities may bear little or no relation to the historical closing prices of the underlier or to the hypothetical examples shown elsewhere in this pricing supplement.

Additional Risks Related to the Underlier

The Value of the Shares of the Underlier Relates Directly to the Value of the Bitcoin Held by the Underlier and Fluctuations in the Price of Bitcoin Could Materially Adversely Affect an Investment in the Underlier’s Shares.

The shares of the underlier are designed to generally reflect the performance of the price of bitcoin – a digital asset – and the value of the shares relates directly to the value of the bitcoin held by the underlier, less the trust’s expenses and liabilities. The price of bitcoin has experienced extreme volatility in recent periods and may continue to do so. A wide variety of complex and difficult to predict factors may affect the value of the shares of the underlier, including, but not limited to:

▪
Price Volatility, Valuation and Liquidity. The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Historically, digital assets have experienced extreme price volatility as a result of loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. Future price volatility could result from these and other factors, including a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the underlier and, consequently, the securities. Further, the lack of centralized pricing sources for digital assets, including bitcoin, and digital asset-related investments poses a variety of valuation challenges. There may be challenges in valuing bitcoin holdings due to price volatility, illiquidity, fragmented markets and inconsistent pricing across exchanges and intermediaries. Moreover, bitcoin trading activity may be suspended without warning due to liquidity shortages, cyberattacks or regulatory action, and users may have limited recourse. Disparate pricing across platforms and intermittent outages can also impair the ability to transact or value holdings of bitcoin reliably. Any complications in valuing bitcoin holdings could have a material adverse effect on the value of the underlier and, consequently, the securities.
▪
Digital Asset Risk. The value of the underlier is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the bitcoin blockchain. Digital assets represent a relatively new and rapidly evolving industry, and the value of the underlier depends on the continued acceptance of bitcoin. Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges. Furthermore, if less than a substantial majority of users and miners download a proposed modification of the bitcoin network’s source code, the bitcoin network may “fork” (or “split”), with one group running pre‑modified software and the other running modified software. A fork may lead to new security, competition and other concerns and may adversely affect the price of bitcoin, and may adversely affect the underlier, at the time of announcement, adoption, or subsequently.
▪
Security Threats. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets, including bitcoin. The bitcoins held in the underlier’s account at its bitcoin custodian or trading balance held with its prime execution agent are expected to be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the underlier’s bitcoins and are expected to become more appealing as the underlier’s assets grow. To the extent that the underlier is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the underlier’s bitcoins may be subject to theft, loss, destruction or other attack.
▪
Fraud and Manipulation. Digital asset platforms are relatively new and, in some cases, unregulated. The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails and may lack the transparency, controls, and oversight that exist in regulated markets. Furthermore, many bitcoin trading venues lack

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges, such as circuit breakers. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. Sources of fraud and manipulation in the bitcoin market generally include, among others (1) wash trading; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the bitcoin network and trading platforms; (4) malicious control of the bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely impact the underlier’s creation and redemption arbitrage mechanism and affect the value of the underlier and, consequently, the securities.
▪
Flaws in the Source Code and Network Attacks. Flaws in the source code for digital assets have been exposed and exploited from time to time, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the bitcoin network or take the underlier’s bitcoin, which would adversely affect the value of the underlier. Any of these actions by a malicious actor could have an adverse impact on the value of the underlier and, consequently, the securities.
▪
Concentration. Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets. The largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoins, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin and, consequently, the price of the underlier.
▪
Lack of Incentives. Participants in the bitcoin network need to be incentivized to participate in the bitcoin network. If the digital asset awards for mining blocks or the transaction fees for recording transactions on the bitcoin network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expending processing power to mine blocks and confirmations of transactions on the bitcoin blockchain could be slowed. A reduction in the processing power expended by miners on the bitcoin network could increase the likelihood of a malicious actor obtaining control. Lack of incentives to participate in the bitcoin network could result in disruptions in recording transactions on the bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the bitcoin network and could prevent the underlier from completing transactions associated with its day-to-day operations, including creation and redemption of shares of the underlier.
▪
Competition. Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of the underlier. Although bitcoin was the first digital asset to gain global adoption and critical mass, today there are a multitude of alternative digital asset options. In addition, central banks in various countries have introduced digital forms of legal tender which could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Lastly, the underlier faces competition with respect to the creation of competing exchange-traded bitcoin products which may charge lower fees, which could have the effect of the underlier failing to gain acceptance or being able to obtain adequate amounts of bitcoin. Any of the foregoing could have an adverse impact on the price and availability of bitcoin, the price of the underlier and the value of the securities.

The Policies of the Underlier’s Investment Advisor Could Affect the Amount Payable on Your Securities and Their Market Value.

The underlier’s investment advisor may be called upon to make certain policy decisions or judgments concerning the valuation of the assets held by the underlier, the calculation of the net asset value and net asset value per share, and additions, deletions or substitutions of assets in the underlier. Such determinations could affect the market price of the

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

shares of the underlier, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the underlier investment advisor changes these policies, for example, by changing or discontinuing the manner in which it evaluates the assets held by the underlier and the manner in which it calculates the net asset value of the underlier, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the fund closing price of the underlier on the call date or the calculation day — and thus the amount payable on the call settlement date or the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion.

Except to the Extent GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of, the Underlier, There Is No Affiliation Between the Underlier Investment Advisor and Us.

GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the underlier, and, at any time, may hold shares of the underlier. Goldman Sachs is not otherwise affiliated with the underlier investment advisor. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlier. You, as an investor in the securities, should make your own investigation into the underlier.

The underlier investment advisor is not involved in the offering of the securities in any way and does not have any obligation of any sort with respect to the securities. The underlier investment advisor does not have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of the securities.

There Is No Assurance That an Active Trading Market Will Continue For the Underlier or That There Will Be Liquidity in Any Such Trading Market; Further, the Underlier Is Subject to Custody Risks.

Although the shares of the underlier and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the underlier or that there will be liquidity in the trading market.

The purpose of the underlier is to own bitcoin purchased by the underlier in exchange for shares issued by the underlier. The underlier is not actively managed and may be affected by a decline in the price of bitcoin.

In addition, the underlier is subject to custody risk, which refers to the risks in safekeeping the underlier’s bitcoin.

The Underlier Has a Limited Operating History.

The securities are linked to the performance of the underlier, which commenced trading on January 11, 2024. Because the underlier has no closing price history prior to that date, limited historical closing price information will be available for you to consider in making an independent investigation of the underlier performance, which may make it difficult for you to make an informed decision with respect to the securities.

The Underlier Is a Concentrated Investment in a Single Commodity and Does Not Provide Diversified Exposure.

The underlier is concentrated in a single commodity. As a result, the performance of the underlier will be concentrated in the performance of that specific commodity. Although your investment in the securities will not result in the ownership or other direct interest in the commodity held (directly or indirectly) by the underlier, the return on your investment in the securities will be subject to certain risks similar to those associated with direct investment in that commodity. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodity would significantly adversely affect the underlier, which could have an adverse impact on the value of the securities.

Investing in Securities Linked to the Underlier Is Not the Same as Investing Directly in Bitcoin.

The performance of the underlier may not fully replicate the performance of the price of bitcoin due to the fees and expenses charged by the underlier or by restrictions on access to bitcoin due to other circumstances. The underlier does not generate any income and as the underlier regularly sells bitcoin to pay for its ongoing expenses, the amount of bitcoin represented by each share of the underlier has gradually declined over time. The underlier sells bitcoin to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of bitcoin. The sale of the underlier’s bitcoin to pay expenses at a time of low bitcoin prices could adversely affect the value of

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

the underlier and, therefore, the value of your securities. Additionally, there is a risk that part or all of the underlier’s bitcoin could be lost or stolen due to theft, which could adversely affect the value of your securities.

The Method By Which the Underlier Calculates the Value of Bitcoin, Including the CME CF Bitcoin Reference Rate, Could Have an Adverse Effect on the Value of the Underlier; The CME CF Bitcoin Reference Rate Has a Limited Operating History.

On each business day, as soon as practicable after 4:00 p.m. (New York Time), the underlier evaluates the bitcoin held by the underlier and determines the net asset value of the underlier and the net asset value per share. For purposes of making these calculations, a business day means any day other than a day when Nasdaq is closed for regular trading. The underlier values the bitcoin held by the underlier by reference to the CME CF Bitcoin Reference Rate, which has only been in operation since February 2022. The CME CF Bitcoin Reference Rate serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. (New York Time). The net asset value of the underlier equals the total assets of the underlier, which consists solely of bitcoin and cash, less total liabilities of the underlier. The net asset value per share of the underlier equals the net asset value of the underlier divided by the number of shares outstanding on the day the computation is made. If the CME CF Bitcoin Reference Rate is not available, the underlier’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the trustee.

If the CME CF Bitcoin Reference Rate, or other valuation method, does not prove to be an accurate benchmark, and the CME CF Bitcoin Reference Rate, or other valuation method, varies materially from the price of bitcoin determined by other mechanisms, the net asset value of the underlier and, therefore, the value of an investment in the shares could be adversely impacted.

Termination or Liquidation of the Underlier Could Adversely Affect the Value of the Securities.

The underlier is a Delaware statutory trust. The trust may be required to terminate and liquidate at a time that is disadvantageous to you. If the trust is required to terminate and liquidate, such termination and liquidation could occur at a time when the actual exchange rate of bitcoin is lower than the price of bitcoin at the time when you purchased your securities, which could have an adverse impact on the value of the securities.

Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your Securities.

The value and liquidity of digital asset markets generally, and bitcoin specifically, may be influenced by new laws, regulations, policies and guidance which may vary significantly among international, U.S. federal, state and local jurisdictions. The regulatory environment for digital assets is constantly evolving, and new regulations or policies may materially adversely affect the underlier and its ability to invest in bitcoin or the value of bitcoin. Regulation of digital assets may also vary significantly among international, federal, state, and local jurisdictions and is subject to a level of uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations or guidance, or take other actions, which may severely impact the use of digital assets generally and the technology behind them or the means of transacting in or transferring them. Failure by the underlier to comply with any current or future laws, rules and regulations, some of which may be subject to change, could result in a variety of adverse consequences.

Even Though Cryptocurrencies Trade Around-The-Clock, Your Securities Will Not.

Your securities are linked to an underlier that holds bitcoin. The interbank market in cryptocurrencies is a global, around-the-clock market. Therefore, the hours of trading for your securities, if any trading market develops, will not conform to the hours during which bitcoin trades. Significant price and rate movements may take place in the underlying cryptocurrency exchange markets that will not be reflected immediately in the price of your securities. The possibility of these movements should be taken into account in relating the value of your securities to those in the underlying cryptocurrency exchange markets. There is no systematic reporting of last-sale information for cryptocurrencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank cryptocurrency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the underlier used to calculate the amount payable on your securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying cryptocurrency exchange markets.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules.

There exists a substantial risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Although the application and effect is uncertain, if Section 1260 of the Internal Revenue Code were to apply to your securities, it is not likely to have a significant impact on the character of your gain or loss on the securities. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and threshold price will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the underlier, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	150.00%
Hypothetical Call Premium:	27.75% of the face amount or $277.50 per security (the lowest possible call premium that may be determined on the pricing date)
Hypothetical Starting Price:	$100.00
Hypothetical Threshold Price:	$75.00 (75% of the hypothetical starting price)
Threshold Amount:	25%

Hypothetical Payout Profile:

Security return at maturity
Market measure return
Call Date 1 (Call Premium: 27.75%)
150
125
100
75
50
25
0
-25
-50
-75
-100
Security return
25.00%
0.00%
-25.00%
0.00%
-100
-75
-50
-25
0
25
50
75
100
Hypothetical market measure return

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Hypothetical Returns

If the securities are automatically called:

If your securities are automatically called on the call date (i.e., on the call date the fund closing price of the underlier is greater than or equal to the starting price), on the call settlement date you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 27.75%.

If the securities are not automatically called:

If your securities are not automatically called on the call date (i.e., on the call date the fund closing price of the underlier is less than the starting price), on the stated maturity date you will receive the maturity payment amount, as illustrated in the table below.

Hypothetical ending price	Hypothetical underlier return (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$2,500.00	150.00%
$175.00	75.00%	$2,125.00	112.50%
$150.00	50.00%	$1,750.00	75.00%
$125.00	25.00%	$1,375.00	37.50%
$110.00	10.00%	$1,150.00	15.00%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,050.00	5.00%
$90.00	-10.00%	$1,100.00	10.00%
$80.00	-20.00%	$1,200.00	20.00%
$75.00	-25.00%	$1,250.00	25.00%
$74.99	-25.01%	$749.90	-25.01%
$70.00	-30.00%	$700.00	-30.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1) The underlier return is equal to the percentage change from the starting price to the ending price (i.e., the ending price minus starting price, divided by starting price).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The fund closing price of the underlier on the call date is greater than the starting price, and the securities are automatically called on the call date:

iShares® Bitcoin Trust ETF
Hypothetical starting price:	$100.00
Hypothetical fund closing price on the call date:	$135.00

Because the hypothetical fund closing price of the underlier on the call date is greater than the hypothetical starting price, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 27.75% of the face amount. Even though the underlier appreciated by 35.00% from the starting price to its fund closing price on the call date in this example, your return is limited to the call premium of 27.75%.

On the call settlement date, you would receive $1,277.50 per security.

Example 2. The securities are not automatically called. The ending price is greater than the starting price and the maturity payment amount is greater than the face amount:

iShares® Bitcoin Trust ETF
Hypothetical starting price:	$100.00
Hypothetical fund closing price on the call date:	$75.00
Hypothetical ending price:	$120.00
Hypothetical underlier return (ending price – starting price)/starting price:	20.00%

Because the hypothetical fund closing price of the underlier on the call date is less than the hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price is greater than the hypothetical starting price, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × underlier return × upside participation rate

$1,000 × 20.00% × 150.00%

= $300.00

On the stated maturity date, you would receive $1,300.00 per security.

Example 3. The securities are not automatically called. The ending price is less than the starting price but greater than the threshold price and the maturity payment amount is greater than the face amount:

iShares® Bitcoin Trust ETF
Hypothetical starting price:	$100.00
Hypothetical fund closing price on the call date:	$75.00
Hypothetical ending price:	$95.00
Hypothetical threshold price:	$75.00, which is 75% of the hypothetical starting price
Hypothetical underlier return (ending price – starting price)/starting price:	-5.00%

Because the hypothetical fund closing price of the underlier on the call date is less than the hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price is less than the hypothetical starting price, but greater than or equal to the hypothetical threshold price, you will receive the face amount plus a positive return based on the absolute value of the underlier return. The maturity payment amount per security would be calculated as follows:

$1,000 × ($1,000 × absolute value of underlier return)

$1,000 + ($1,000 × 5.00%)

= $1,050.00

On the stated maturity date, you would receive $1,050.00 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Example 4. The securities are not automatically called. The ending price is less than the threshold price and the maturity payment amount is less than the face amount:

iShares® Bitcoin Trust ETF
Hypothetical starting price:	$100.00
Hypothetical fund closing price on the call date:	$75.00
Hypothetical ending price:	$50.00
Hypothetical threshold price:	$75.00, which is 75% of the hypothetical starting price
Hypothetical underlier return (ending price – starting price)/starting price:	-50.00%

Because the hypothetical fund closing price of the underlier on the call date is less than the hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price is less than the hypothetical starting price by more than the threshold amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × underlier return)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

The iShares® Bitcoin Trust ETF

The iShares® Bitcoin Trust ETF (the “trust”) issues shares (the “shares”) representing fractional undivided beneficial interests in its net assets.

•
The purpose of the trust is to own bitcoin purchased by the trust in exchange for shares issued by the trust. The trust seeks to reflect generally the performance of the price of bitcoin. The trust seeks to reflect such performance before payment of the trust’s expenses and liabilities. The shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. For more information about bitcoin, see “Bitcoin” in this pricing supplement.
•
The trust’s trustee is BlackRock Fund Advisors.
•
The shares trade under the ticker symbol “IBIT” on The Nasdaq Stock Market LLC.
•
The trust’s SEC CIK Number is 0001980994.
•
The trust’s inception date was January 5, 2024.

Where Information About the Trust Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the trust (including its fees) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the trust’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Trust From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the trust. We have derived all information about the trust in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the trust in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the trust — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the trust could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the trust.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the trust. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 11, 2024 (the date the underlier commenced trading) through November 13, 2025. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most commodities and, as a result, the price of most commodity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® Bitcoin Trust ETF

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Bitcoin

Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the bitcoin network, commonly referred to as the bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the bitcoin protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●
a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
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a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a person that owns a security as a hedge or that is hedged against interest rate risks;
●
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlier. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

There exists a substantial risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Although the application and effect is uncertain, if Section 1260 of the Internal Revenue Code were to apply to your securities, it is not likely to have a significant impact on the character of your gain or loss on the securities. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●
a nonresident alien individual;
●
a foreign corporation; or
●
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlier during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the original issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation, Contingent Absolute Return and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2027

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of up to 2.325% of the aggregate face amount of the securities sold (up to $23.25 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 1.75% of the aggregate face amount of the securities ($17.50 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.20% of the aggregate face amount of the securities sold (up to $2.00 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the securities against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

By purchasing the securities, you are deemed to represent to Goldman Sachs that you are not subject to the laws of any non-U.S. jurisdiction prohibiting the purchase or ownership of securities of this type.